Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-132079 on Form S-8 of our reports dated June 29, 2010, relating to the consolidated financial statements and financial statement schedule of Focus Media Holding Limited (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Accounting Standards Codification 810-10-65, “Consolidation — Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009), and the effectiveness of Focus Media Holding Limited’s internal control over financial reporting, appearing in this Annual Report on Amendment No. 3 to Form 20-F of Focus Media Holding Limited for the year ended December 31, 2009.
Deloitte Touch Tohmatsu CPA Ltd.
Shanghai
November 5, 2010